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                                                                    EXHIBIT 99.1

                              BIG CITY RADIO, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 2001

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                                                                                        PRO FORMA
                                                                     HISTORICAL         ADJUSTMENTS            PRO FORMA
                                                                    -------------      -------------         -------------
     ASSETS
     Current assets
        Cash and cash equivalents                                   $     177,000      $  20,950,000 (1)     $  21,127,000
        Cash held in investment, restricted                               788,000                 --               788,000
        Accounts receivable, net of allowance                           5,182,000                 --             5,182,000
        Interest receivable                                                 3,000                 --                 3,000
        Prepaid expenses and other current assets                         495,000                 --               495,000
                                                                    -------------      -------------         -------------
           Total current assets                                         6,645,000         20,950,000            27,595,000

     Property and equipment, net                                        6,355,000         (1,064,000)(2)         5,291,000
     Intangibles, net                                                 108,011,000        (29,423,000)(2)        78,588,000
     Deferred financing fees                                            2,257,000                                2,257,000
     Other assets                                                         207,000                                  207,000
                                                                    -------------      -------------         -------------
        Total assets                                                $ 123,475,000      $  (9,537,000)        $ 113,938,000
                                                                    =============      =============         =============

     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
     Current liabilities
        Accounts payable                                            $   2,164,000      $          --         $   2,164,000
        Accrued expenses                                                1,608,000          1,074,000 (3)         2,682,000
        Interest payable                                               10,815,000        (10,815,000)(1)                --
        Promissory note to related party                                2,235,000         (2,235,000)(1)                --
        Other current liabilities                                          40,000                 --                40,000
                                                                    -------------      -------------         -------------
           Total current liabilities                                   16,862,000        (11,976,000)            4,886,000
     Senior Discount Notes                                            174,000,000                 --           174,000,000
     Other long term liabilities                                          750,000                 --               750,000
     Deferred income tax liabilities                                    2,301,000                 --             2,301,000
     Preferred and common stock, and additional paid-in capital        29,637,000                 --            29,637,000
     Stockholders' equity (deficiency)                               (100,075,000)         2,439,000 (4)       (97,636,000)
                                                                    -------------      -------------         -------------
        Total liabilities and stockholders' equity (deficiency)     $ 123,475,000      $  (9,537,000)        $ 113,938,000
                                                                    =============      =============         =============
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(1)   Records proceeds to the Company from the sale of its Phoenix Stations of
      $34,000,000 and the use of such proceeds to (i) pay its Senior Discount notes semi-annual interest payment of $10,769,000, and (ii) repay its
      Promissory note and accrued interest to related party.
(2)   Eliminates assets of the Phoenix Stations sold in the transaction.
(3)   Accrues legal fees and commission related to the sale of the Phoenix
      Stations.
(4)   Records the gain on sale of the Phoenix Stations